                                                                     EXHIBIT 5.2

                       [TROUTMAN SANDERS LLP LETTERHEAD]
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP

                             BANK OF AMERICA PLAZA
                    800 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2218
                            www.troutmansanders.com
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3800


                               September 27, 2002



Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319

Ladies and Gentlemen:

         We have acted as counsel to Gray Television, Inc., a Georgia corporation (the "Company"), in connection with the Prospectus Supplement filed on September 27, 2002 (the "Prospectus Supplement") supplementing the Registration Statement on Form S-3 (Registration No. 333-88694) filed with the Securities and Exchange Commission (the "Commission") on May 20, 2002 and amended on July 15, 2002 (collectively, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the issuance (the "Issuance") of 27,500,000 shares of Common Stock, no par value per share, of the Company (the "Shares"). This opinion is being provided at the request of the Company for inclusion in the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

         This opinion letter is limited by, and shall be interpreted in accordance with, the January 1, 1992, edition of Interpretive Standards Applicable to Certain Legal Opinions to Third Parties in Corporate Transactions, adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. As a consequence, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, whether or not expressly stated herein, all as more particularly described in the Interpretive Standards, and this opinion should be read in conjunction therewith. Capitalized terms used in this opinion letter and not otherwise defined herein shall have meanings assigned to such terms in the Interpretive Standards and the Registration Statement. In the event of a conflict in the definitions of such capitalized terms appearing both in the Interpretive Standards and the Registration Statement, the definitions appearing in the Registration Statement shall be applicable to this opinion letter.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of representatives of the Company.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized for issuance and, subject to compliance with the pertinent provisions of the Act, and to compliance with such securities or "Blue Sky" laws of any jurisdiction as may be applicable, when issued by you in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the federal laws of the United States of America and the law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,



                                             /s/ Troutman Sanders LLP



                                    [PAGE  ]